Exhibit 5.1

May 6, 2020

Newmont Corporation 6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111

Re: Newmont Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Newmont Corporation, a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.60 per share (the “Common Stock”), reserved for issuance pursuant to the Company’s 2020 Stock Incentive Compensation Plan (the “2020 Plan”).

In connection with our opinion expressed below, we have originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)         Registration Statement;

(b)         a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on March 11, 2020;

(c)          a copy of the By-Laws  of the Company as in effect on January 6, 2020, certified by the Assistant Secretary of the Company;

(d)         a copy of Resolutions of the Board of Directors of the Company adopted on May 4, 2020 certified by the Assistant Secretary of the Company; and

(e)          2020 Plan.

We have relied, to the extent we deem such reliance proper, upon certificates of public officials and, as to any facts material to our opinions, upon certificates of officers of the parties and the representations of the parties.  In rendering such opinions, we have assumed without independent investigation or verification of any kind the genuineness of all signatures, the legal capacity of all natural persons signing all documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents, and the accuracy and completeness of all public records examined by us.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares reserved for issuance pursuant to the 2020 Plan, as referenced above, have been duly authorized for issuance and sale pursuant to the Plan by all necessary corporate action of the Company, and when issued as provided under the 2020 Plan, they will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the Delaware General Corporation Law.  We do not express any opinion as to the laws of any other jurisdiction.  The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party.  We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

LS:DJ:RB:IY